Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

JAMES G. RAKES, CHAIRMAN, PRESIDENT & CEO

(540) 951-6236   jrakes@nbbank.com

DAVID K. SKEENS, TREASURER & CFO

(540) 951-6347   dskeens@nbbank.com

NATIONAL BANKSHARES, INC. ANNOUNCES EARNINGS FOR 2015

BLACKSBURG, VA, FEBRUARY 25, 2016:  National Bankshares, Inc. (NASDAQ Capital Market: NKSH) today announced its results of operations for the three and twelve months ended December 31, 2015. The Company reported net income of $15.83 million for the twelve months ended December 31, 2015, a decrease from the $16.91 million earned in 2014. The 2015 return on average assets and return on average equity were 1.37% and 9.22%, respectively. Basic earnings per share in 2015 were $2.28. National Bankshares, Inc. ended 2015 with total assets of almost $1.20 billion.

Commenting on the Company’s financial results, National Bankshares Chairman, President & CEO James G. Rakes said, “As National Bank enters its 125th year, we continue to deliver on our promise of successful community banking to our customers, employees and stockholders. In the fourth quarter of 2015, we experienced unanticipated write downs in loans that contributed to the lower net income. Among other expenses, we had increased employee benefit expenses, mostly the result of pension related costs. We are working hard to deploy our capital in the communities we serve while preserving asset quality and our strong capital legacy.”

Mr. Rakes continued, “We were pleased to return profits to our stockholders in the form of dividends of $1.14 per share in 2015. This per share dividend payment amount resulted in a dividend payout ratio of 50.09% in 2015 compared to 46.43% in 2014 and 43.74% in 2013.”

National Bankshares, Inc., headquartered in Blacksburg, Virginia, is the parent company of The National Bank of Blacksburg, which does business as National Bank, and of National Bankshares Financial Services, Inc.  National Bank is a community bank operating from 26 offices throughout Southwest Virginia. National Bankshares Financial Services, Inc. is an investment and insurance subsidiary in the same trade area.  The Company’s stock is traded on the NASDAQ Capital Market under the symbol “NKSH.” Additional information is available at www.nationalbankshares.com.

Forward-Looking Statements

Certain statements in this press release may be “forward-looking statements.” Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results that are not statements of historical fact and that involve significant risks and uncertainties.  Although the Company believes that its expectations with regard to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual Company results will not differ materially from any future results implied by the forward-looking statements.  Actual results may be materially different from past or anticipated results because of many factors, some of which may include changes in economic conditions, the interest rate environment, legislative and regulatory requirements, new products, competition, changes in the stock and bond markets and technology.  The Company does not update any forward-looking statements that it may make.

101 Hubbard Street / Blacksburg, Virginia 24060

P.O. Box 90002 / Blacksburg, Virginia 24062-9002

540 951-6300 / 800 552-4123

www.nationalbankshares.com

National Bankshares, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

($ in thousands, except for share and per share data)	December 31, 2015	December 31, 2014
Assets
Cash and due from banks	$12,152	$12,894
Interest-bearing deposits	130,811	102,548
Federal funds sold	---	---
Securities available for sale, at fair value	236,131	222,844
Securities held to maturity	152,028	161,452
Restricted stock	1,129	1,089
Total securities	389,288	385,385
Mortgage loans held for sale	634	291
Loans:
Loans, net of unearned income and deferred fees	619,008	605,466
Less: allowance for loan losses	(8,297)	(8,263)
Loans, net	610,711	597,203
Premises and equipment, net	9,020	9,131
Accrued interest receivable	5,769	5,748
Other real estate owned	4,165	4,744
Intangible assets and goodwill	6,224	7,223
Bank-owned life insurance	22,401	21,797
Other assets	8,564	7,767
Total assets	$1,199,739	$1,154,731

Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$166,453	$150,744
Interest-bearing demand deposits	569,787	533,641
Savings deposits	90,236	81,297
Time deposits	192,383	216,746
Total deposits	1,018,859	982,428
Other borrowed funds	---	---
Accrued interest payable	56	68
Other liabilities	8,710	5,932
Total liabilities	1,027,625	988,428

Stockholders' Equity
Preferred stock, no par value, 5,000,000 shares authorized; none issued and outstanding	---	---
Common stock of $1.25 par value. Authorized 10,000,000 shares; issued and outstanding, 6,957,974 shares at December 31, 2015 and 6,950,474 shares at December 31, 2014.	8,698	8,688
Retained earnings	171,353	163,287
Accumulated other comprehensive loss, net	(7,937)	(5,672)
Total stockholders' equity	172,114	166,303
Total liabilities and stockholders' equity	$1,199,739	$1,154,731

National Bankshares, Inc. and Subsidiaries

Consolidated Statements of Income

(Unaudited)

	Three Months Ending		Twelve Months Ending
($ in thousands, except for share and per share data)	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Interest Income
Interest and fees on loans	$7,560	$7,652	$30,446	$31,058
Interest on federal funds	---	---	---	---
Interest on interest-bearing deposits	81	69	254	262
Interest on securities - taxable	1,652	1,730	6,776	6,798
Interest on securities - nontaxable	1,343	1,416	5,438	5,826
Total interest income	10,636	10,867	42,914	43,944
Interest Expense
Interest on time deposits	290	346	1,233	1,479
Interest on other deposits	746	796	2,950	3,420
Interest on borrowed funds	---	---	---	---
Total interest expense	1,036	1,142	4,183	4,899
Net interest income	9,600	9,725	38,731	39,045
Provision for loan losses	1,275	481	2,009	1,641
Net income after provision for loan losses	8,325	9,244	36,722	37,404
Noninterest Income
Service charges on deposit accounts	574	601	2,250	2,434
Other service charges and fees	51	42	215	187
Credit card fees	1,018	944	3,861	3,631
Trust income	327	292	1,229	1,213
Bank-owned life insurance	152	154	603	616
Other income	318	254	1,295	1,037
Realized securities gain (loss), net	28	(3)	33	2
Total noninterest income	2,468	2,284	9,486	9,120
Noninterest Expense
Salaries and employee benefits	3,089	2,716	12,522	11,606
Occupancy and furniture and fixtures	432	453	1,728	1,703
Data processing and ATM	427	461	1,657	1,650
FDIC assessment	138	122	546	533
Credit card processing	706	706	2,692	2,593
Intangibles and goodwill amortization	192	268	999	1,075
Net cost of other real estate owned	39	110	608	369
Franchise taxes	329	308	1,288	1,182
Other operating expenses	905	974	3,595	3,721
Total noninterest expense	6,257	6,118	25,635	24,432
Income before income tax expense	4,536	5,410	20,573	22,092
Income tax expense	978	1,272	4,740	5,178
Net income	$3,558	$4,138	$15,833	$16,914
Basic net income per share	$0.51	$0.60	$2.28	$2.43
Fully diluted net income per share	$0.51	$0.59	$2.28	$2.43
Weighted average number of common shares outstanding
Basic	6,957,213	6,950,474	6,953,849	6,948,789
Diluted	6,959,049	6,955,157	6,957,094	6,959,134
Dividends declared per share	$0.61	$0.58	$1.14	$1.13
Dividend payout ratio	---	---	50.09%	46.43%
Book value per share	---	---	$24.74	$23.93

National Bankshares, Inc. and Subsidiaries

Consolidated Statements of Comprehensive Income

(Unaudited)

	Three Month Ended
($ in thousands)	December 31, 2015	December 31, 2014
Net income	$3,558	$4,138
Other Comprehensive Income (Loss), net of tax
Unrealized holding gains (losses) on available for sale securities net of deferred tax of ($237) in 2015 and $2,428 in 2014	(440)	4,511
Reclassification adjustment, net of tax of ($10) in 2015 and $1 in 2014	(18)	1
Net pension loss arising during the period, net of tax of ($597) in 2015 and ($574) in 2014	(1,108)	(1,066)
Less: amortization of prior service cost included in net periodic pension cost net of tax of ($38) in 2015 and ($39) in 2014	(72)	(71)
Other comprehensive income (loss), net of tax of ($882) in 2015 and $1,816 in 2014	$(1,638)	$3,375
Total Comprehensive Income (Loss)	$1,920	$7,513

	Twelve Month Ended
($ in thousands)	December 31, 2015	December 31, 2014
Net income	$15,833	$16,914
Other Comprehensive Income, net of tax
Unrealized holding gains (losses) on available for sale securities net of deferred tax of ($571) in 2015 and $6,693 in 2014	(1,064)	12,430
Reclassification adjustment, net of tax of ($12) in 2015 and ($1) in 2014	(21)	(1)
Net pension loss arising during the period, net of tax of ($597) in 2015 and ($574) in 2014	(1,108)	(1,066)
Less: amortization of prior service cost included in net periodic pension cost net of tax of ($38) in 2015 and ($39) in 2014	(72)	(71)
Other comprehensive income (loss), net of tax of ($1,218) in 2015 and $6,079 in 2014	$(2,265)	$11,292
Total Comprehensive Income	$13,568	$28,206

Key Ratios and Other Data

(Unaudited)

($ in thousands)	Three Month Ended		Twelve Month Ended
Average Balances	December 31, 2015	December 31, 2014	December 31, 2015	December 31, 2014
Cash and due from banks	$12,166	$12,050	$11,672	$11,872
Interest-bearing deposits	111,162	107,512	96,677	103,320
Securities available for sale	223,245	207,081	222,937	196,960
Securities held to maturity	152,977	161,823	155,747	162,906
Restricted stock	1,129	1,089	1,121	1,162
Mortgage loans held for sale	861	453	802	383
Gross loans	624,754	597,690	620,594	593,829
Loans, net	615,801	588,819	611,554	584,857
Intangible assets	6,319	7,376	6,707	7,778
Total assets	1,172,071	1,136,287	1,155,594	1,120,848
Total deposits	989,853	965,415	976,597	957,684
Other borrowings	---	---	---	---
Stockholders' equity	174,258	164,907	$171,732	157,832
Interest-earning assets	1,116,759	1,081,536	1,099,517	1,069,940
Interest-bearing liabilities	822,540	812,171	816,768	811,152

Financial ratios
Return on average assets	1.20%	1.44%	1.37%	1.51%
Return on average equity	8.10%	9.96%	9.22%	10.72%
Net interest margin	3.74%	3.90%	3.86%	4.00%
Net interest income-fully taxable equivalent	$10,514	$10,631	$42,394	$42,771
Efficiency ratio	48.20%	47.37%	49.41%	47.08%
Average equity to average assets	14.87%	14.51%	14.86%	14.08%

Allowance for loan losses
Beginning balance	$8,117	$8,031	$8,263	$8,227
Provision for losses	1,275	481	2,009	1,641
Charge-offs	(1,118)	(292)	(2,120)	(1,860)
Recoveries	23	43	145	255
Ending balance	$8,297	$8,263	$8,297	$8,263

Asset Quality Data

(Unaudited)

$ in thousands	December 31, 2015	December 31, 2014
Asset Quality
Nonaccrual loans	$2,043	$3,999
Nonaccrual restructured loans	4,639	5,288
Total nonperforming loans	$6,682	$9,287
Other real estate owned	$4,165	$4,744
Total nonperforming assets	$10,847	$14,031

Accruing restructured loans	$8,814	$6,040
Loans 90 days or more past due	$156	$207

Asset quality ratios
Nonperforming assets to loans net of unearned income and deferred fees, plus other real estate owned	1.74%	2.30%
Allowance for loans losses to total loans	1.34%	1.36%
Allowance for loan losses to nonperforming loans	124.17%	88.97%
Loans past due 90 days or more to loans net of unearned income and deferred fees	0.03%	0.03%